EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-229764 on Form S-6 of our report dated March 7, 2019, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 28, comprising AI & Robotics, Series 1, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 7, 2019